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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): January 11, 2006

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                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



        Pennsylvania                 1-11152                     23-1882087
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)




781 Third Avenue, King of Prussia, Pennsylvania                    19406-1409
  (Address of Principal Executive Offices)                         (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement
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     On January 11, 2006, the Compensation Committee of the Board of Directors
(the "Compensation Committee") of InterDigital Communications Corporation (the "Company"), after considering information on total compensation for its executive officers and competitive conditions, established annual base salaries for the Company's Chief Executive Officer and executive officers for fiscal year 2006. The following 2006 base salaries were approved for the Company's Chief Executive Officer and the four other most highly compensated executive officers in the Company's last completed fiscal year ("named executive officers").

        Mr. William J. Merritt, Chief Executive Officer                 $400,000
        Mr. Richard J. Fagan, Chief Financial Officer                   $285,450
        Mr. Mark A. Lemmo, Senior Business Development Officer          $284,107
        Mr. Lawrence F. Shay, General Counsel                           $256,114
        Mr. William C. Miller, Senior Engineering and Programs Officer  $225,993


     Following an assessment of the Company's achievement of its 2005 annual goals and individual performance during 2005, the Compensation Committee also approved bonus awards under the Company's Annual Employee Bonus Plan for the Chief Executive Officer and the executive officers, most of which is expected to be paid in February 2006. The following annual bonus awards were approved for the Chief Executive Officer and the named executive officers.

        Mr. William J. Merritt, Chief Executive Officer                 $192,717
        Mr. Richard J. Fagan, Chief Financial Officer                   $111,925
        Mr. Mark A. Lemmo, Senior Business Development Officer          $104,859
        Mr. Lawrence F. Shay, General Counsel                           $100,326
        Mr. William C. Miller, Senior Engineering and Programs Officer  $ 84,561

Thirty percent of the Chief Executive Officer's and all other executive officers' bonuses will be paid in shares of restricted stock subject to a two-year holding period and accompanied by a cash gross up for income taxes (amounting to up to approximately two-thirds of the value of the restricted stock). Consistent with the terms of the corporate goals established in 2005, approximately 4% of the cash bonus award is contingent upon satisfaction of previously established conditions. This portion of the bonus award is forfeitable if the officer's employment terminates prior to achievement.

     The Compensation Committee approved the continuation of the Compensation Program for Outside Directors' in 2006 and, with the Chairman of the Board having recused himself, approved the addition of an annual grant of 10,000 Restricted Stock Units to the non-executive Chairman ("Chairman's Annual RSU Grant"). The Chairman's Annual RSU Grant, made in January of each fiscal year, is generally forfeitable to the extent unvested upon termination of service and will vest in full one year from the date of grant.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              INTERDIGITAL COMMUNICATIONS CORPORATION


                              By: /s/ Lawrence F. Shay
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                                  Lawrence F. Shay
                                  General Counsel



Date: January 18, 2006







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